Exhibit 99.(i)

Morris, Nichols, Arsht & Tunnell llp

1201 North Market Street

P.O. Box 1347

Wilmington, Delaware 19899-1347

(302) 658-9200

(302) 658-3989 FAX

November 21, 2025

Calamos ETF Trust

2020 Calamos Court

Naperville, IL 60563

Re:	Calamos ETF Trust

Ladies and Gentlemen:

We have acted as special Delaware counsel to Calamos ETF Trust, a Delaware statutory trust (the “Trust”), in connection with certain matters relating to the formation of the Trust and the issuance of Shares of the Series thereof identified under the heading “Series” on Exhibit A hereto (each a “Fund” and collectively, the “Funds” and such Shares, the “Registered Shares”). Capitalized terms used herein and not otherwise herein defined are used as defined in the Second Amended and Restated Trust Instrument of the Trust dated as of January 10, 2023 (the “Governing Instrument”).

In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: Post-Effective Amendment No. 76 to Registration Statement No. 333-191151 under the Securities Act of 1933 and No. 78 to Registration Statement No. 811-22887 under the Investment Company Act of 1940 on Form N-1A of the Trust as filed with the Securities and Exchange Commission on or about the date hereof (the “Registration Statement”); the Amended and Restated Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on January 13, 2023 (the “Certificate”); the Amended and Restated Certificate of Trust of the Trust as filed in the State Office on January 17, 2014; the Certificate of Trust of the Trust as filed in the State Office on June 17, 2013; the Trust Instrument of the Trust dated as of June 17, 2013 (the “Initial Governing Instrument”); the Amended and Restated Trust Instrument of the Trust dated as of December 16, 2022 (the “First A&R Governing Instrument”); the Governing Instrument; the Bylaws of the Trust adopted as of December 16, 2022 (the “Bylaws”); certain resolutions of the Board of Trustees of the Trust including resolutions dated or adopted by the Board of Trustees of the Trust at meetings held on June 27, 2024, August 12, 2024, June 24, 2025 and August 20, 2025 (all such resolutions collectively referred to herein as the “Resolutions” and the Resolutions collectively with the Registration Statement, the Governing Instrument and the Bylaws, the “Governing Documents”); and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) except to the extent addressed by our opinion in paragraph 1 below, the due formation or organization, valid existence and good standing of each entity that is a signatory to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due adoption, authorization, execution and delivery, as applicable, by or on behalf of each of the parties thereto of the above-referenced agreements, instruments, certificates and other documents (including the Resolutions), and of all documents contemplated by the Governing Documents to be executed by investors desiring to become Shareholders; (iii) that the required consideration for the Shares is paid in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and that the Shares are otherwise issued in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq. (the “Delaware Act”); (iv) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance or transfer of Shares; (v) that no event has occurred that would cause a termination or dissolution of the Trust or any Fund under Section 3 of Article X of the Initial Governing Instrument, Section 3 of Article X of the First A&R Governing Instrument or Section 3 of Article X of the Governing Instrument, as applicable; (vi) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument and the Delaware Act; (vii) that the Trust became, prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940, as amended; (viii) that the Registered Shares constitute the Shares covered by the Registration Statement; (ix) that the references to the “ETF Trust” or the “Trust” in the Resolutions are, or include, references to the Trust; and (x) that each of the documents examined by us is in full force and effect and has not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no documents, facts or circumstances that are contrary to, or inconsistent with the opinions expressed herein. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of any registration or offering documentation relating to the Trust, the Funds or the Shares. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

Calamos ETF Trust

November 21, 2025

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

1.           The Trust is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware. Each Fund is a validly existing Series of the Trust.

2.           The Registered Shares, when issued to Shareholders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents, will be validly issued, fully paid and non-assessable Shares.

We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity (including any Shareholder) with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the Trust and the Shareholders in connection with the matters contemplated hereby and may not be relied upon by any other person or entity, or for any other purpose, without our prior written consent.

Sincerely,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ Sara A. Gelsinger
Sara A. Gelsinger

Exhibit A

to Morris, Nichols, Arsht & Tunnell LLP Opinion

relating to Calamos ETF Trust

Dated November 21, 2025

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